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                                                                    EXHIBIT 10.6
                                                              (Free Translation)


                       LICENSING AGREEMENT FOR BRAND USE
                       ---------------------------------


By the present private Instrument, the Parties named as follows:


(a) NET BRASIL S.A., a joint stock company headquartered in the City and State of Sao Paulo at Avenida Brasil, 1,612, registered in the CNPJ under No. 01.007.021/0001-00, herein represented in accordance with its By-Laws, and hereafter referred to simply as "NET BR";

(b) NET SERVICOS DE COMUNICACAO S/A, headquartered in the City and State of Sao Paulo at Rua Verbo Divino, 1,356, 1st Floor, registered in the CNPJ under No. 00.108.786/0001-65, herein represented in accordance with its By-Laws by its legal representatives, and hereafter referred to simply as "MSO";

WHEREAS:

NET BR is the legitimate owner of "NET" (the "Brand"), having preferential rights over the same with regard to communication services and related activities, whose registers are duly listed in Annex I to this Instrument, being able, at its discretion, to license the same "Brand" to third parties:

MSO, recognizing the ownership and prestige that the "Brand" has won in the Pay TV market, is the licensee of the "Brand" since 1994 and intends to continue using the same in its own activities and/or those of its operators, carried out within the territory as authorized by ANATEL;

MSO and NET BR are committed to using and licensing, respectively, the "Brand" in compliance with the Commitment Agreement executed between the Parties on this date ("Commitment Agreement"), to which this instrument is linked and subordinated;

MSO recognizes that the value of the "Brand" is directly associated with the quality standards adopted by NET BR in the Pay TV sector, and that the same MSO must strictly observe the same standards in its use of the

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"Brand" in accordance with the terms of this Instrument and the Commitment
Agreement;

The Parties hereby resolve to sign this Licensing Contract for Use of the "Brand" in accordance with the following clauses and conditions:

1. DEFINITIONS OF CONTRACTUAL TERMS:
------------------------------------

1.1. For the purposes of this Agreement, the words and expressions used as defined terms shall have the same meanings as those appearing in the Commitment Agreement. The following definitions are also established:

(a) Manual: is the written document provided by NET BR to MSO which contains confidential information and instructions regarding the "Brand" and its use, to which shall be added for the same effects, any alterations that may be made in the course of this Agreement, in compliance with the rules established herein;

(b) Brand: in addition to the NET brand, itself established in Annex I, this shall also include the other brands listed in the same Annex I.

(c) Brands: are the distinctive signals, required by the Instituto Nacional da Propriedade Industrial (INPI) [National Institute of Industrial Property], presented in nominative, figurative and/or mixed form, owned by NET BR, to which shall be added, without limitation, the numbers listed in Annex II, in different market segments, requested in accordance with the international classification
(ncl), as well as all other signals, expressions, logotypes and/or nomenclatures of ownership of NET BR or that are licensed to the same by third-parties, which are made expressly available to MSO, in the future, at the exclusive discretion of NET BR.

(d) Territory: is the territory of operation of MSO, including all of the Locations in which the subsidiaries of MSO, current or future, carry out Pay TV activities.

(e) Location: is the area of coverage of the public concessions and/or authorizations for which the operators, controlled by MSO, are authorized to distribute Pay TV content, as defined in the "Commission Agreement".

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(f) Line Up Net: is the programming contracted by NET BR from the programmers in the form of the Commission Agreement, ordered by NET BR, to be shown by MSO to its subscribers via the signal transmission systems, as defined in the Commission Agreement.

(g) Commission Agreement: executed by the Parties on this date, whose object is the retaining of NET BR as commissionaire of MSO for the specific purpose of negotiating certain content for Pay TV in accordance with the terms contained therein.

2.   THE OBJECT:
----------------

2.1. The object of this Agreement is the exclusive license that NET BR shall grant to MSO and to its subsidiaries, being Pay TV operators, both on the present date and in the future, for the use of the "Brand", solely for the purpose of providing Pay TV services, through the Authorized Signal Transmission Processes, as defined in the Commission Agreement (First Clause, letter "o") within the Territory.

2.1.1. The use of the "Brand" by MSO within the Territory is linked to compliance with the terms of the Commitment Agreement between the Parties, and to the transmission by NET BR, appearing in Line Up Net, strictly in the form established in the Commission Agreement.

2.2. NET BR undertakes (i) not to use the "Brand" forming the object of this instrument within the Territory (ii) or to allow third parties to use it. It is hereby agreed that NET BR may only use the "Brand" within the Territory, with the proviso that such use is made in conjunction with MSO.

2.3. MSO undertakes not to associate and/or use the "Brand" to indicate any products and/or services that are not directly and exclusively linked to the provision of Pay TV services.

2.3.1 The Parties undertake to establish, in a separate document, the rules of utilization by MSO of the "Brand" in conjunction with the distinctive signals of the other services that it provides, including, but not limited to the "Brands" (with these latter under a "Co-Branding" regime).


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2.4.    MSO recognizes that NET BR shall establish its own standards for the use of the "Brand", for which reason MSO agrees that the "Brand" shall only be used in the form and in the manner previously approved by NET BR, including the terms of the Manual, albeit in compliance with the terms established in paragraph 2.4.1.

2.4.1. NET BR may alter the conditions and the use standards of the "Brand" provided that this alteration in no case causes a substantial reduction in the current use by MSO, with substantial use being understood to mean any restriction on the object of the license contracted herein. Alterations that do not result in a substantial reduction, provided that these have been previously established in accordance with the criteria set in this clause, shall be incorporated by MSO. For such purposes, NET BR undertakes to consult MSO on a prior basis with regard to proposed alterations and to consider the aspects raised by MSO with regard to each proposed alteration. Having defined the alteration, NET BR undertakes to grant a reasonable and sufficient deadline, through notification in writing, of at least 60 (sixty) days, for MSO to adapt itself to the new conditions and standards. Necessary alterations to the conditions and the standards for use of the "Brand", including, and in particular when these entail additional investment, shall always be discussed and implemented in accordance with a timetable that is adjusted in full agreement between the parties, in observance of the procedures of this clause.

2.5. In addition to the standards established by NET BR, MSO undertakes to use the "Brand" in strict accordance with the terms of the Law of Industrial Property (Law 9.279 of May 14, 1996), with regard to other applicable provisions and this Agreement.

2.6. MSO hereby receives from NET BR, in the form of a loan free of charge, an updated copy of the Manual, which forms an integral part of this Instrument, with MSO obliged to use the "Brand" in accordance with the instructions and rules of application of the "Brand" that it contains, remaining entirely responsible for the safekeeping, confidentiality and non-reproduction of the Manual, as well as for the loss, theft or theft with assault of the same and the losses and damages arising therefrom.

       2.6.1. In the event of the ordinary expiry of the term or the termination of the agreement on any of the grounds for termination of contract, MSO shall return to NET BR the Manual granted in the

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        form of a loan free of charge, within a maximum period of 5 (five) days starting from the date of liquidation or termination of the Agreement.

2.7. MSO recognizes that for the adequate use of the "Brand" it is absolutely indispensable that the Pay TV services are provided by it in the best form and in observance of appropriate quality standards adopted by the other operators retained by NET BR in an equivalent way for Pay TV services and which use the same "Brand" outside the Territory.

3.  TERM OF THE AGREEMENT:
--------------------------

3.1. This Agreement shall take effect on the date of its signing, for the same term as the Commission Agreement. In the event of termination of the Commission Agreement, for whatever reason, MSO shall be authorized to use the "Brand" for an additional maximum period of 30 (thirty) months, as established in Clause 6.5 below. During this period, MSO undertakes to make use of the "Brand" in observance of this instrument and the "Manual".

4.  VALUE:
----------

4.1.    This license is granted free of charge.

5.  CONFIDENTIALITY:
--------------------

5.1. The Parties undertake, for themselves, their representatives, and retained third parties, to maintain absolute secrecy with regard to all and any information obtained as a function of this Agreement, including as a result of due diligence carried out.

5.2. The Parties undertake not to reveal or disclose, at any time, to any other individual or corporate entity, any written or oral confidential information transmitted by any means, unless (a) they are obliged to do so by virtue of a judicial order and/or legal determination, in which case, the other party must be notified in writing; (b) if the other party authorizes the same in writing; (c) if eventual operations are in progress for the disposal of its assets or equity interests, for the raising of financial resources or for commitments for disposal, provided that the third parties to which the information is revealed sign, before the revelation or disclosure of the

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same, a commitment to respect the terms of confidentiality agreed herein.

5.3. Confidential information is understood to mean all documents, manuals, drawings or communications that are transmitted to MSO, verbally or in writing, including in electronic form, which, by virtue of this Agreement, are not expressly indicated as non-confidential or that are not widely known to be in the public domain.

6.  TERMINATION AND ITS EFFECTS:
--------------------------------

6.1. This Agreement may only be terminated unilaterally by the Parties, without penalty, through prior notice of 30 (thirty) days, in the following events:

(a) if the bankruptcy of any one of the Parties is declared or one of the same files for composition with creditors (concordata);

(b) if, for whatever reason, any one of the Parties becomes insolvent or is subject to actions or protest of title that compromise its financial and/or technical capacity, preventing it from complying with the obligations assumed in this Agreement;

(c) in the event that any of the Parties is unable to execute in full any of the obligations arising from a law, regulation or rule issued by ANATEL, the Ministry of Communications or another government agency, or any non-appealable judicial ruling;

(d) in the event of termination of the Commission Agreement, observing the terms of Clause 10 of the same.

6.2. Excepting cases in which specific deadlines and penalties are established, breach of any provision of this Agreement by any of the Parties shall enable the innocent Party to notify the infringing Party with a view to remedying the breach within at most 60 (sixty) days of the receipt of notification.

6.3. In the event that MSO reproduces the Brands or makes undue use of the same, it shall have 15 (fifteen) days from the date of notification to remedy the breach.

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6.4.    In the event that the same breaches have not been remedied by the guilty
Party by the deadlines for the same, the innocent Party may regard the Agreement as having been terminated and the guilty Party shall pay a penalty to the innocent Party equivalent to double the value of the last reimbursement of the monthly cost of programming due per subscriber by virtue of the Commission Contract, multiplied by the number of subscribers on the date of termination.
The fine shall be paid within at most 30 (thirty) days counted from the last day of the period for remedy of the breach, without affecting the possible losses and damages that may be determined, as well as any other fines and penalties specifically established in this Agreement.

6.5. In the event of the liquidation or termination of this Agreement, for whatever reason, MSO shall refrain from using the "Brand" within a maximum period of 30 (thirty) months, as established in Clause 3.1. above, and shall return the Manual to NET BR, within 60 (sixty) days of the effective liquidation or termination of the Agreement.

6.5.1 In the event that MSO loses its license for a given location/given locations, it shall ensure that the use of the "Brand' ceases at the same time that it causes its own effective operation to cease.

6.5.2 In the event that MSO sells, transfers or in any way abandons effective control over a given Location, the license forming the object of this Agreement shall be maintained for the same Location, if this remains under obligation with regard to NET BR, through MSO, of the Commission Agreement, for as long as this situation persists, or through an independent Agreement that may be executed with NET BR. In the event that the Location in question is exempted from complying with the terms of the Commission Agreement or ceases to execute a specific contract with NET BR, the license for the use of the "Brand" shall be automatically and immediately terminated for the Location in question, without requirement for compliance with the deadline established in Clause 3.1.

6.6. For the purposes of the terms of this item, the cessation of use of the "Brand" implies the adoption by MSO, in accordance with the maximum deadline of Clause 3.1. above, of the following procedures:

     (a) abstaining from the use of the "Brand", removing the same and destroying any goods and materials on which the "Brand" is

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          reproduced, including papers for commercial use, envelopes, promotional gifts, adhesive stickers for cars and equipment, accessories, utensils and anything else that reflects the use of the "Brand";

     (b) ensuring the cessation of the association of the commercial name of MSO with the "Brand", where these are used together in any way, and in any medium in which they may appear;

     (c) cessation of use or transmission of the "Brand" in its relationships with Subscribers and any other agents or third parties, whether in printed media, through television signals or through any other medium;

     (d) bearing all costs of communication to the Locations regarding the cessation of use of the "Brand", both to Subscribers and to the market, as well as bearing all the amounts that may be due as a result of possible contingencies, claims, administrative and/or judicial processes that may be demanded from NET BR, as a result of the cessation of the use of the "Brand".

6.7. MSO shall not, in the event of termination of the Agreement for any other reason than breach by NET BR, demand any indemnity with regard to the same, in any capacity, including the loss of value, if any, of its business due to the discontinuation of the use of the "Brand".

6.8. In the event of early termination, the rights of the Parties prior to the termination shall be preserved, with the same obliged to make due payments and comply with pending obligations.

7. GENERAL CONDITIONS:
----------------------

7.1. MSO, hereby and for all legal purposes, recognizes that NET BR is the exclusive owner of the "Brand" and of all the rights inherent to the same, including those deriving from goodwill generated by the use of the "Brand", it being determined that the license hereby granted to MSO aims to meet, solely and exclusively, the purposes of this Instrument, for which reason, MSO agrees not to present any objection or to contest, whether directly or indirectly, judicially or extrajudicially, the ownership and/or validity of the "Brand" and all


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        the other industrial and intellectual property rights of NET BR with regard to the "Brand".

7.2. MSO may not, without the express agreement of NET BR, use the "Brand" in its commercial name, or, in any circumstance, request the registration of terms, brands, commercial names or logotypes identical or similar to the "Brand" or that may be used in competition with the same or that lend themselves to confusion with the same. In addition, MSO shall abstain from any action or omission that may damage or weaken the rights of NET BR with regard to the "Brand", assuming legal responsibility for any breach of the terms of this clause.

7.2.1 The terms appearing in the preceding paragraph do not apply to the registration of brands carried out by MSO and/or by its subsidiaries prior to the signing of this Agreement, which are listed in Annex II to the same, with the use of these brands until the present date being ratified and endorsed by NET BR, provided that: (i) such registrations are ceded without encumbrance to NET BR, through proof of protocol with the INPI, with the same effected by January 3, 2005; (ii) starting from the transfer, the use of the assigned brands is in accordance with the conditions established by NET BR for the use of the same.

7.3. NET BR shall take responsibility for (i) the maintenance of the registration and (ii) the adoption of the measures necessary for the protection and defense of the "Brand".

7.4. MSO agrees to cooperate fully with NET BR in defending and protecting the "Brand", undertaking to communicate to NET BR all and any undue use of the "Brand" by third parties, as well as the use of words, expressions, phrases, labels or figurative elements that constitute, whether directly or indirectly, a violation of the rights of the NET BR with regard to the "Brand", providing all available information and data.

7.5. MSO undertakes to insert the indication that the "Brand" is registered in the name of NET BR, in compliance with the instructions appearing in the Manual.

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7.6.    MSO agrees not to use any other brands and other identification characteristics that are similar to the "Brand", or that may be characterized as competing with the "Brand".

7.7. NET BR undertakes to secure the registration of this Instrument with the Instituto Nacional da Propriedade Industrial (INPI) [National Institute of Industrial Property], within a maximum period of 10 (ten) days of the signing if the same, with the costs arising from the registration borne solely and exclusively by NET BR. NET BR also undertakes to provide to MSO a copy of the certificate granted by the INPI within at most 90 (ninety) days of the signing of the Agreement.

7.8. The obligations assumed by the Parties in this Agreement shall extend to the successors of both in whatever capacity.

7.9. Any alteration or modification of the clauses and conditions of this Agreement shall be made through a specific agreement, signed by the Parties, with every or any verbal agreement or mere correspondence or e-mail exchanged by the Parties remaining without effect.

7.10. This Agreement, and the obligations and rights arising from the same, may not be assigned or transferred to third parties without the prior and express authorization of the other party.

8.  JURISDICTION:
-----------------

8.1. The courts of the City of Sao Paulo, State of Sao Paulo are chosen to resolve any doubts or disputes that may arise from this Instrument. Where the need for a judicial procedure arises, the defeated party shall pay all the costs and expenses of the case including the legal fees of the prevailing party.

Being in agreement with regard to the above, the Parties have signed this Instrument irrevocably and irreversibly in 4 (four) copies of equal content and form for a single purpose, together with the 2 (two) witnesses below, who have also signed the same.


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                           Sao Paulo, June 27, 2004.

          /s/ Alberto Carlos Pecegueiro de Amaral  /s/ Fernando Ramos
          ___________________________________________________________
                                NET BRASIL S.A.

                  /s/ Andre Muller Borges    /s/ Ciro Kawamura
                 _____________________________________________
                        NET SERVICOS DE COMUNICACAO S/A



         WITNESSED BY:

         1. /s/ Alessandro Peciauscas        2. /s/ Yuri Teixeira
            __________________________       _________________________
         Name: Alessandro Peciaauscas        Name: Yuri Teixeira
         RG [ID Code]: 11.005.133.6 SSP/SP   RG [ID Code]: 7037273269


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                                    ANNEX I
                                    -------
I.

[REGISTRATION MARK]

Brand duly registered at the Instituto Nacional da Propriedade Industrial (INPI) [National Institute of Industrial Property], under the numbers:

     O       817.408.770, mixed presentation, class 09.35/40/45

     O       817.408.789, mixed presentation, class 37.44/45

     O       817.408.800, mixed presentation, class 40.15/20/25

     O       817.408.797, mixed presentation, class 38.10

     O       817.408.819, mixed presentation, class 41.20/40


II. "CLUBINHO NET UM MUNDO ALEM DA DIVERSAO" BRAND

     [LOGO]

     O       822129990, mixed presentation, class 38.10


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                                    ANNEX II

Registrations granted

     o       NETKIDS - 819.322.199, nominative presentation, class 11.10;
     o       NETKIDS - 819.322.202, nominative presentation, class 38.10;
     o       SMART NET - 819.734.314, nominative presentation, class 38;
     o       BOLA NA NET - 820.587.630, mixed presentation, class 38;
     o       BOLA NA NET - 820.587.745, nominative presentation, class 38.10;
     o       NET ROC - 820.587.796, nominative presentation, class 38.10;

Requests for registration


     o       INTER NET - 818.365.021, mixed presentation, class 38.10;
     o       CLASSINET - 819.734.322, nominative presentation, class 11.10;
     o       VIRTUA PRIVATE NET - 822.464.985, nominative presentation, class
             41;
     o       VIRTUA PRIVATE NET - 822.464.993, nominative presentation, class
             38;
     o       NET DIGITAL - 823.204.979, nominative presentation, class 41;
     o       NET DIGITAL - 823.204.987, nominative presentation, class 38;
     o       NET TV DIGITAL - 826.219.527, nominative presentation;
     o       NET TV DIGITAL - 826.219.543, nominative presentation;
     o       CANAL NET TV - 823.778.908, nominative presentation;
     o       CANAL NET TV - 823.778.916, nominative presentation;
     o       CANAL NET TV - 823.793.923, mixed presentation;
     o       CANAL NET TV - 823.793.931, mixed presentation;
     o       CAMAROTE VIP NET - 824.351.894, nominative presentation;
     o       CAMAROTE VIP NET - 824.351.916, nominative presentation;
     o       SALA VIP NET - 824.351.908, nominative presentation;
     o       SALA VIP NET - 824.351.924, nominative presentation;
     o       FEST NET - 824.547.969, nominative presentation;
     o       NET EDUCACAO - 826.230.423, nominative presentation;
     o       NET EDUCACAO - 826.230.431, nominative presentation;
     o       NET DIGITAL - 826.876.820, mixed presentation;
     o       NET DIGITAL - 826.876.838, mixed presentation;


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     o       CABLE MODEM NET - 822.368.420, mixed presentation;
     o       CABLE MODEM NET - 822.368.439, mixed presentation;
     o       CABLE MODEM NET - 822.502.259, mixed presentation;
     o       CABLE MODEM NET - 822.560.283, mixed presentation;
     o       CABLE MODEM NET - 822.560.291, mixed presentation;
     o       CABLE MODEM NET - 822.560.305, mixed presentation;
     o       CABLEMODEMNET - 822.727.617, mixed presentation;
     o       CABLEMODEMNET - 822.727.625, mixed presentation;
     o       CABLEMODEMNET - 822.727.633, mixed presentation;
     o       BOLA NA NET - 820.587.621, mixed presentation, class 41.10/20/40;
     o       BOLA NA NET - 820.587.737, nominative presentation, class
             41.10/20/40;


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